UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2020

SIMON PROPERTY GROUP, INC.

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware (Simon Property Group, Inc.) Delaware (Simon Property Group, L.P.) (State or other jurisdiction of incorporation)	001-14469 (Simon Property Group, Inc.) 001-36110 (Simon Property Group, L.P.) (Commission File Number)	04-6268599 (Simon Property Group, Inc.) 34-1755769 (Simon Property Group, L.P.) (I.R.S. Employer Identification No.)

225 West Washington Street

Indianapolis, Indiana 46204

(Address of principal executive offices)

(317) 636-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbols	Name of each exchange on which registered

Simon Property Group, Inc.	Common stock, $0.0001 par value	SPG	New York Stock Exchange
Simon Property Group, Inc.	8⅜% Series J Cumulative Redeemable Preferred Stock, $0.0001 par value	SPGJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Simon Property Group, Inc.:	Emerging growth company ☐

Simon Property Group, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Simon Property Group, Inc.:  ☐

Simon Property Group, L.P.:  ☐

Unless stated otherwise or the context otherwise requires, references to the “Company” means Simon Property Group, Inc., the sole general partner of the Simon Property Group, L.P.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In March 2020, the compensation committee of the Company deferred establishing a 2020 Long Term Incentive Plan for the Company’s named executive officers due to the unprecedented impact that the then unfolding COVID-19 pandemic was having on the Company’s operations and the uncertainty that it created. During the course of 2020 the compensation committee carefully monitored the impact of the COVID-19 pandemic on the Company’s operations and the performance of the Company’s named executive officers during this period. On December 28, 2020, after evaluating the foregoing, among other matters, the compensation committee approved the establishment of a 2020 Long Term Incentive Program and in connection therewith approved a one-time grant of time-based restricted stock units (“RSUs”) under the Simon Property Group, L.P. 2019 Stock Incentive Plan to the Company’s named executive officers. The terms and conditions of each RSU award will be set forth in a Restricted Stock Unit Agreement entered into by the Company and each named executive officer. The following is a brief description of the material terms and conditions of the RSU awards.

General. The RSUs are subject to vesting based on the grantee’s continued services with the Company. Each vested RSU entitles the grantee to receive one share of common stock of the Company.

Vesting. The RSUs will vest as follows, subject to the grantee’s continued service on each applicable vesting date: one third on January 1, 2022, one third on January 1, 2023 and one third on January 1, 2024.

Certain Termination of Service. Except as otherwise described below, any RSUs that have not vested as of the date on which a grantee’s service terminates for any reason will be cancelled and forfeited by the grantee.

If a grantee’s service terminates due to death or disability or, in the compensation committee’s sole discretion, upon retirement, the RSUs will vest in full upon such termination.

If, following a change of control of the Company, (i) a grantee’s service is terminated by the Company without cause, (ii) the grantee resigns his employment for good reason or (iii) the award is not continued, assumed or replaced, the RSUs will vest in full.

Dividend Equivalents. Each RSU is granted in tandem with a corresponding dividend equivalent, which entitles the grantee to payment in an amount equal to the amount of dividends paid on the shares of common stock underlying the outstanding RSUs. Dividend equivalents associated with the RSUs are not paid in cash on a current basis; rather, they accrue and are subject to the same vesting and other terms and conditions as the corresponding RSUs. Dividend equivalents that have accumulated will be paid in cash when the underlying RSUs vest and are settled in common stock.

No Voting Rights. The RSUs do not have any voting rights.

The table below sets forth the number of RSUs granted to each named executive officer on December 28, 2020:

Name	Number of RSUs
David Simon - Chairman of the Board, Chief Executive Officer, and President	69,517

Steven E. Fivel - General Counsel and Secretary	17,380

John Rulli, - Chief Administrative Officer	17,380

Brian J. McDade - Executive Vice President, Chief Financial Officer, and Treasurer	17,380

Alexander L.W. Snyder - Assistant General Counsel and Assistant Secretary	5,794

The foregoing description of the RSU awards is not complete and is subject to and qualified in its entirety by the full text of the Restricted Stock Unit Agreement, the form of which will be filed as an exhibit to the Company’s and Simon Property Group, L.P.’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2020

Simon Property Group, Inc.

By:	/s/ Steven E. Fivel
Steven E. Fivel,
General Counsel and Secretary

Simon Property Group, L.P.

By:	Simon Property Group, Inc., the sole General Partner

By:	/s/ Steven E. Fivel
Steven E. Fivel
General Counsel and Secretary